CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders
Putnam Global Equity Fund:

We consent to the use of our report dated December 13, 2004, incorporated in this Registration Statement by reference, to the Putnam Global Equity Fund and to the references to our firm under the captions "Financial Highlights" in the prospectuses and "Independent Registered Public Accounting Firm and Financial Statements" in the Statement of Additional Information.

/s/ KPMG LLP
Boston, Massachusetts
February 22, 2005